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Exhibit 99.6

CONSENT OF PROPOSED DIRECTOR

I, Mark A. Vander Ploeg, hereby consent to the following:

  •
  to serve as a director of TGC Industries, Inc. ("TGC"), to be renamed Dawson Geophysical Company, if the transactions contemplated by the Agreement and Plan of Merger, dated as of October 8, 2014, among TGC Industries, Inc., Dawson Geophysical Company and Riptide Acquisition Corp., are consummated;

  •
  to be named as a proposed director of TGC, as renamed, in the Registration Statement on Form S-4 filed by TGC on November 6, 2014, and in any and all amendments and supplements thereto (collectively, the "Registration Statement"); and

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  to the filing of this consent as an exhibit to the Registration Statement.

[Signature Page to Follow.]

/s/ MARK VANDER PLOEG Mark A. Vander Ploeg	Date:	November 3, 2014

Signature Page to Consent of Proposed Director

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  Exhibit 99.6
CONSENT OF PROPOSED DIRECTOR